UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2014

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On October 29, 2014, NuStar Logistics, L.P. (“NuStar Logistics”), a wholly owned subsidiary of NuStar Energy L.P. (“NuStar Energy”), NuStar Energy L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto amended and restated NuStar Logistics’ unsecured 5-year revolving credit agreement dated as of May 2, 2012, as amended (as amended and restated on October 29, 2014, the “Amended and Restated Credit Agreement”).  The Amended and Restated Credit Agreement matures on October 29, 2019 and has an aggregate borrowing capacity of up to $1.5 billion, which includes the ability to borrow up to the equivalent of $250.0 million in Euros and up to the equivalent of $250.0 million in British Pounds Sterling. The Amended and Restated Credit Agreement also provides the opportunity for NuStar Logistics to request an aggregate increase in the commitments from the lenders of up to $250.0 million (after which increase the aggregate commitment from all lenders shall not exceed $1.75 billion).  Letters of credit are limited to $750.0 million (including up to the equivalent of $25.0 million in Euros and up to the equivalent of $25.0 million in British Pounds Sterling) and may restrict the amount that NuStar Logistics can borrow under the Amended and Restated Credit Agreement. NuStar Logistics’ obligations under the Amended and Restated Credit Agreement are guaranteed by NuStar Energy and NuStar Pipeline Operating Partnership L.P., a wholly owned subsidiary of NuStar Energy. As of October 29, 2014, NuStar Logistics had $563 million of borrowings and $23 million of letters of credit outstanding under the Amended and Restated Credit Agreement.

In addition, the Amended and Restated Credit Agreement contains covenants and provisions that affect NuStar Logistics, NuStar Energy and their restricted subsidiaries, including, without limitation, customary covenants and provisions:

•                  prohibiting NuStar Logistics, NuStar Energy and their restricted subsidiaries from creating or incurring indebtedness, except indebtedness created under the Amended and Restated Credit Agreement, indebtedness of NuStar Energy to any restricted subsidiary and of any restricted subsidiary to NuStar Energy or any other restricted subsidiary and guarantees with respect thereto, indebtedness in respect of sale and leaseback obligations in an amount not to exceed $120.0 million, securitization obligations in respect of securitization transactions in an amount not to exceed $300.0 million and additional indebtedness if no event of default has occurred and, after giving effect to the incurrence of such additional indebtedness, NuStar Energy is in pro forma compliance with the consolidated debt coverage ratio described below; provided that indebtedness of all restricted subsidiaries (other than NuStar Logistics) cannot exceed 10% of consolidated net tangible assets (as defined in the Amended and Restated Credit Agreement);

•                  limiting the ability of NuStar Logistics, NuStar Energy and their restricted subsidiaries to create or incur specified liens on their respective properties (subject to customary exceptions);

•                  limiting the ability of NuStar Logistics, NuStar Energy and their subsidiaries to make distributions and equity repurchases (which shall be permitted by NuStar Energy if no default exists and shall be permitted by any subsidiary to its parent); and

•                  prohibiting consolidations, mergers and asset transfers by NuStar Logistics, NuStar Energy and their restricted subsidiaries (subject to customary exceptions).

The Amended and Restated Credit Agreement requires NuStar Energy to maintain as of the last day of each rolling period of four consecutive fiscal quarters (each, a “Calculation Date”) a consolidated debt coverage ratio (Consolidated Debt to Consolidated EBITDA (each as defined below)) not to exceed 5.00 to 1.00; provided that if at any time NuStar Energy or any of its restricted subsidiaries has consummated one or more acquisitions within the two most recently completed fiscal quarters prior to such Calculation Date for which NuStar Energy or any of its restricted subsidiaries has paid aggregate net consideration of at least $50.0 million, then, for the two rolling periods the last day of which immediately follow the date on which such acquisition is consummated, the numerator of the maximum consolidated debt coverage ratio otherwise permitted above shall be increased by 0.5; provided further that the consolidated debt coverage ratio may not exceed 5.50 to 1.00 for any rolling period.

“Consolidated Debt” means all indebtedness of NuStar Energy and its restricted subsidiaries excluding (a) the principal amount of certain hybrid equity securities in an aggregate amount not to exceed 15% of total capitalization (as defined in the Amended and Restated Credit Agreement) and (b) certain Go-Zone bond proceeds in an amount not to exceed $350.0 million, on a consolidated basis.

“Consolidated EBITDA” means, as to NuStar Energy and its restricted subsidiaries, on a consolidated basis for each rolling period, the amount equal to consolidated operating income (as defined in the Amended and Restated Credit Agreement) for such period (a) plus the following to the extent deducted from consolidated operating income in such period: (i) depreciation, amortization; and (ii) other non-cash charges for such period (including any non-cash losses or negative adjustments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815 as the result of changes in the fair market value of derivatives); (b) minus all non-cash income added to consolidated operating income in such period (including any non-cash gains or positive adjustments under FASB ASC 815 as the result of changes in the fair market value of derivatives); (c) plus for such period any EBITDA adjustments permitted by the Amended and Restated Credit Agreement for material projects with a budgeted capital cost exceeding $25.0 million; (d) plus cash distributions received from joint ventures and unrestricted subsidiaries during such period, provided that the aggregate amount of all such cash distributions included pursuant to this clause (d) during any period shall not exceed 20% of the total actual Consolidated EBITDA of NuStar Energy and its restricted subsidiaries for such period without including any material project EBITDA adjustments or any adjustments in respect of any acquisitions or dispositions; and (e) plus any proceeds received from business interruption insurance provided that such proceeds are received during any rolling period with respect to an event or events that occurred during such rolling period; provided that Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to permitted acquisitions or investments (other than joint venture interests) or sales or other transfers of property by NuStar Energy and its restricted subsidiaries.

NuStar Logistics may, from time to time, borrow, repay and re-borrow principal amounts and request the issuance of letters of credit under the Amended and Restated Credit Agreement. At the election of NuStar Logistics, outstanding principal amounts bear interest at a varying interest rate that fluctuates with: (a) an alternate base rate (equal to the greatest of: (i) the prime rate; (ii) the Federal funds effective rate plus 1/2 of 1%; and (iii) the Adjusted LIBO Rate (which is the rate described in (b) below) for a one-month interest period for deposits in U.S. dollars plus 1%); (b) the London interbank offered rate as administered by ICE Benchmark Administration for U.S. dollar or British Pounds Sterling deposits, as applicable, for certain interest periods multiplied by any statutory reserve rate; or (c) the rate determined by the Banking Federation of the European Union for Euro deposits for certain interest periods; plus, in the case of (a), (b) and (c) above, the Applicable Rate. The Applicable Rate with respect to any borrowing under the Amended and Restated Credit Agreement and the commitment fees payable under the Amended and Restated Credit Agreement are determined by reference to the senior unsecured long-term debt rating of NuStar Logistics and range from 1.000% to 0.125% for alternate base rate loans, 2.000% to 1.125% for other loans and 0.350% to 0.150% for commitment fees.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Amended and Restated Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Exhibit
Exhibit 10.1

Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Date: October 31, 2014	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel—Corporate
& Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
Exhibit 10.1

Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Bookrunners and Joint Lead Arrangers